Exhibit 4.22

Execution Version
FOURTH AMENDMENT

This FOURTH AMENDMENT (this “Amendment”) dated as of June 26, 2020 to the Credit Agreement referenced below is by and among Celestica Inc., an Ontario corporation (the “Company”), Celestica International LP, an Ontario limited partnership, Celestica (USA) Inc., a Delaware corporation (together with the Company and Celestica International LP, the “Borrowers”), the Guarantors party hereto and Bank of America, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, revolving credit and term loan facilities have been extended to the Borrowers (together with the Designated Borrowers party thereto from time to time) pursuant to that certain Credit Agreement, dated as of June 27, 2018 (as amended by that certain First Incremental Facility Amendment, dated as of November 14, 2018, as further amended by that certain Second Amendment, dated as of December 21, 2018, as further amended by that certain Third Amendment and Waiver, dated as of October 23, 2019 and as further amended, modified, increased, extended, restated, renewed, replaced and/or supplemented from time to time prior to the date hereof, the “Credit Agreement”), by and among the Borrowers (including any such Designated Borrowers), the Guarantors identified therein, the Lenders identified therein and the Administrative Agent;

WHEREAS, pursuant to Section 6.19 of the Credit Agreement, the Company has agreed to cause certain Subsidiaries to comply with the requirements of Sections 6.14 and 6.15 of the Credit Agreement and to become Guarantors and Loan Parties thereunder (the “Post-Closing Joinder Obligation”);

WHEREAS, pursuant to Section 10.01(d) thereof, the Credit Agreement may be amended with only the consent of the Company and the Administrative Agent to incorporate jurisdiction-specific provisions deemed reasonably necessary or appropriate in connection with the joinder of any Subsidiary as a Guarantor in accordance with the terms of Section 6.14 of the Credit Agreement and the granting of security interests by such Subsidiary in accordance with the terms of Section 6.15 of the Credit Agreement; and

WHEREAS, the Company and the Administrative Agent agree that certain amendments to the Credit Agreement are required in connection with the Company’s compliance with the Post-Closing Joinder Obligation;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as amended by this Amendment).

1.Amendments to the Credit Agreement.

a.Amendments Related to the Post-Closing Joinder Obligation. Pursuant to Section 10.01(d) of the Credit Agreement, in connection with the joinder of certain Subsidiaries as Guarantors in accordance with the terms of Section 6.14 thereof and the granting of security interests by such Subsidiaries in accordance with the terms of Section 6.15 thereof, the Credit Agreement is hereby amended in the following respects:

i.In Section 1.01 of the Credit Agreement, the definition of “Security Agreements” is amended by inserting “(or in its own name as creditor of Parallel Debt, as applicable)” after “for the benefit of the Secured Parties” in such definition.

i.Section 1.01 of the Credit Agreement is amended by inserting the following new definitions in the appropriate alphabetical order:

“Blocking Law” means (a) any provision of Council Regulation (EC) No 2271/96 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom), (b) section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung), or (c) any similar blocking or anti-boycott law in the United Kingdom. “Corresponding Debt” has the meaning specified in Section 10.24(a).

“Parallel Debt” has the meaning specified in Section 10.24(a).

“Singapore Entity” means a company incorporated in Singapore or a foreign company with a substantial connection to Singapore in accordance with Section 351 of the Companies Act, Chapter 50 of Singapore (as amended).

i.In Section 1.02 of the Credit Agreement, a new clause (f) is added to read as follows:

(f) Any provision of Section 5.22 or Section 7.16 shall not apply to or in favor of any Person if and to the extent that it would result in a breach, by or in respect of that Person, of any applicable Blocking Law.

i.In Section 1.04 of the Credit Agreement, clause (e) of such Section is amended by replacing “any Security Agreement governed by English law” with “any Security Agreement that makes reference to this provision and is governed by the law of a jurisdiction other than the United States, a state thereof or the District of Columbia”.

i.Section 5.25 of the Credit Agreement is amended by inserting new clauses (e) and (f) at the end of such Section to read as follows:

1.With respect to each Loan Party organized in Barbados (each, a “Barbados Loan Party”), all relevant licenses, approvals and permits required under applicable Barbados Law for such Barbados Loan Party to make payments outside of Barbados, including any required pursuant to any applicable Barbados exchange controls, have been obtained and are in place to the extent necessary to permit such Barbados Loan Party to make all payments required thereof pursuant to this Agreement and the other Loan Documents to which it is required to be a party.

1.With respect to each Loan Party organized in Malaysia (a “Malaysian Loan Party”), all consents, approvals, authorizations, licenses, exemptions, permissions, and orders which are required by any Governmental Authority or any other party, including but not limited to Bank Negara Malaysia (Central Bank of Malaysia), for such Malaysian Loan Party to execute, deliver and perform its obligations under this Agreement and each other Loan Document to which it is required to be a party and to ensure that each such Loan Document shall be legal, valid and enforceable against such Malaysian Loan Party, have been duly obtained and are in full force and effect.

i.In Section 6.07 of the Credit Agreement, clause (b)(iii) of such Section is amended by inserting “(or in its own name as creditor of Parallel Debt, as applicable)” after “for the benefit of the Secured Parties” in such clause.

i.Section 6.15 of the Credit Agreement is amended by:

a.inserting “(or in its own name as creditor of Parallel Debt, as applicable)” after “for the benefit of the Secured Parties” in clause (c) of such Section;

a.inserting “(or in its own name as creditor of Parallel Debt, as applicable)” after “for the benefit of the Secured Parties” in clause (d) of such Section; and

a.inserting “(or in its own name as creditor of Parallel Debt, as applicable)” after “for the benefit of the Secured Parties” in clause (e) of such Section.

i.Section 8.01 of the Credit Agreement is amended by:

a.replacing clause (g) of such Section in its entirety as follows:

(g) Inability to Pay Debts; Attachment. (i) Subject to the immediately succeeding clause (iii), any Loan Party or any Material Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy, or (iii) any Singapore Entity that is a Loan Party or a Material Restricted Subsidiary becomes or will be unable or admits in writing its inability or fails generally to pay its debts as they become due; or

a.deleting the period, and inserting “; or”, at the end of clause (l) of such Section; and

a.inserting a new clause (m) at the end of such Section as follows:

(m) Declared Company. Any Loan Party is declared by the Minister of Finance of Singapore to be a company to which Part IX of the Companies Act, Chapter 50 of Singapore applies.

i.Section 10.03 of the Credit Agreement is amended by inserting “(or in its own name as creditor of Parallel Debt, as applicable)” after “for the benefit of all the Lenders and all the L/C Issuers” in the first sentence of the second paragraph of such Section.

i.Article X of the Credit Agreement is amended by inserting a new Section 10.24 at the end of such Article as follows:

a.Parallel Debt (Covenant to Pay the Administrative Agent)

i.Each Loan Party, by way of an independent payment obligation (such payment obligation of such Loan Party to the Administrative Agent, its “Parallel Debt”), hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent, as creditor in its own right and not as agent or representative of any other Secured Party or any other Person, an amount equal to and in the currency of each amount payable by such Loan Party to the Secured Parties under this Agreement and each of the other Loan Documents (such Loan Party’s “Corresponding Debt”) as and when each such amount becomes due and payable under such Loan Document (or would have fallen due but for any discharge resulting from the failure of any Secured Party to take appropriate steps in any proceeding under any Debtor Relief Law affecting such Loan Party to preserve its right or entitlement to be paid such amount).

i.Each of the Administrative Agent and each Loan Party acknowledges that (i) the obligations of each Loan Party under the foregoing clause (a) are several and are separate and independent from, and shall not in any way limit or affect, the Corresponding Debt of such Loan Party and (ii) the amounts for which each Loan Party is liable to the Administrative Agent under its Parallel Debt shall not be limited or affected in any way by its Corresponding Debt (except as provided in clause (e) of this Section); provided that (x) the Administrative Agent shall not demand payment with regard to the Parallel Debt of any Loan Party to the extent that such Loan Party’s Corresponding Debt has been irrevocably paid or discharged and (y) neither the Administrative Agent nor any Secured Party shall demand payment with regard to the Corresponding Debt of any Loan Party to the extent that such Loan Party’s Parallel Debt has been irrevocably paid or discharged.

i.Any Lien granted by any Loan Party to the Administrative Agent under any Collateral Document or any other Loan Document to secure its Parallel Debt is granted to the Administrative Agent in its capacity as creditor of the Parallel Debt of such Loan Party and shall not be held in trust for any other Secured Party or any other Person.

i.The Administrative Agent acts in its own name and on its own behalf and not as agent, representative or trustee of any of the other Secured Parties with respect to the amounts payable by each Loan Party under this Section. Accordingly, the Administrative Agent shall have its own independent right to demand payment of all amounts payable by each Loan Party under this Section and to seek enforcement of any Collateral securing such amounts, irrespective of any discharge of such Loan Party’s obligation to pay the Corresponding Debt to the other Secured Parties resulting from any failure of such Secured Parties to take appropriate steps in any proceeding under any Debtor Relief Law affecting such Loan Party to preserve their right or entitlement to be paid such amounts.

i.Notwithstanding anything to the contrary in this Agreement,
(i) the amount of Parallel Debt of each Loan Party shall be decreased to the extent that the Corresponding Debt of such Loan Party has been irrevocably paid or discharged and (ii) the amount of Corresponding Debt of each Loan Party shall be decreased to the extent that the Parallel Debt of such Loan Party has been irrevocably paid or discharged.

i.The rights of the Secured Parties (other than the Administrative Agent) to receive payment of amounts payable by each Loan Party under the Corresponding Debt are several and are separate and independent from, and without prejudice to, the rights of the Administrative Agent to receive payment under the Parallel Debt.

i.All amounts received or recovered by the Administrative Agent pursuant to this Section, and all amounts received or recovered by the Administrative Agent from or by the enforcement of any security granted to secure the Parallel Debt, shall be applied in accordance with Section 8.03.

i.Without limiting or affecting the Administrative Agent’s rights or obligations with respect to the Loan Parties (whether under this Section or under any other provision of this Agreement or any other Loan Document), each Loan Party acknowledges that (i) nothing in this Section shall impose any obligation on the Administrative Agent to advance any sum to any Loan Party or otherwise under this Agreement or any other Loan Document, except in its capacity as a Lender, an L/C Issuer and/or the Swing Line Lender, as applicable and (ii) for the purpose of any vote taken under this Agreement or any other Loan Document, the Administrative Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Lender, an L/C Issuer and/or the Swing Line Lender, as applicable.

i.For the avoidance of doubt, this Section shall not operate and may not be construed as operating to disapply, suspend or circumvent any guarantee and/or indemnity limitations in relation to any claim of a Secured Party set out in this Agreement or any other Loan Document.

1.Conditions Precedent. This Amendment shall become effective as of the date hereof upon satisfaction of each of the following conditions precedent, in each case, in a manner reasonably satisfactory to the Administrative Agent:

a.Amendment. Receipt by the Administrative Agent of executed counterparts of this Amendment properly executed by a Responsible Officer of each Loan Party and by the Administrative Agent.

a.Opinions of Counsel. Receipt by the Administrative Agent of a favorable opinion of each of (a) Arnold & Porter Kaye Scholer LLP, U.S. counsel to the Loan Parties, (b) Blake, Cassels & Graydon LLP, Canadian counsel to the Loan Parties not domiciled in Nova Scotia,
(c) if requested by the Administrative Agent, Stewart McKelvey LLP, Canadian counsel to the Loan Parties domiciled in Nova Scotia, (d) if requested by the Administrative Agent, Ogier, Cayman Islands counsel to the Loan Parties, and (e) Linklaters LLP, English counsel to the Administrative Agent, in each case, addressed to the Administrative Agent and the Lenders and dated as of the date hereof, as to such matters concerning the Loan Parties and this Amendment as the Administrative Agent may reasonably request;

a.Fees. Receipt by the Administrative Agent of any fees required to be paid on or before the date of this Amendment.

a.Attorney Costs. The Loan Parties shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the date hereof.

1.Reaffirmation. The Loan Parties hereby acknowledge and reaffirm that: (a) they are bound by all of the terms of the Loan Documents to which they are party; (b) this Amendment does not operate to reduce or discharge, or constitute a novation of, their obligations under the Loan Documents; and (c) they are responsible for the observance and full performance of all Obligations, including, without limitation, the repayment of the Loans and reimbursement of any drawings on any Letter of Credit. Furthermore, the Loan Parties acknowledge and confirm that the Liens and security interests referred to in the Credit Agreement (as amended by this Amendment) are created and granted in favor of the Administrative Agent pursuant to the Collateral Documents and/or other Loan Documents and are valid and subsisting, and agree that this Amendment is not intended to, and does not, adversely affect or impair, or constitute a novation of, such liens and security interests in any manner.

1.Miscellaneous.

a.The Credit Agreement (as amended by this Amendment) and the obligations of the Loan Parties thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of any Loan Document or a waiver by the Administrative Agent, any Lender or any L/C Issuer of any rights and remedies under the Loan Documents, at law or in equity.

a.Each of the Loan Parties hereby represents and warrants to the Administrative Agent, the Lenders and the L/C Issuers as follows:

i.The execution, delivery and performance by such Loan Party of this Amendment (i) has been duly authorized by all necessary corporate or other organizational action and (ii) does not and will not (A) contravene the terms of such Person’s Organization Documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens under the Loan Documents) under, or require any payment to be made under (x) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any Restricted Subsidiary, or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (C) violate any material Law.

i.This Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable Debtor Relief Laws or by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

i.No material approval, consent, exemption, authorization, or other material action by, or material notice to, or material filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment other than those that have already been obtained and are in full force and effect.

a.This Amendment shall constitute a Loan Document for all purposes.

a.This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to Section 3, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

a.The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Credit Agreement.

a.THE TERMS OF SECTIONS 10.14 (GOVERNING LAW; JURISDICTION; ETC.) AND 10.16 (WAIVER OF JURY TRIAL) OF THE CREDIT AGREEMENT (AS AMENDED BY THIS AMENDMENT) ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Fourth Amendment to be duly executed and delivered as of the date first above written.

BORROWERS: CELESTIA INC.,
an Ontario corporation

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Executive Vice President & Chief Financial Officer

CELESTIA INTERNATIONAL LP,
an Ontario limited partnership, by its general partner,
CELESTIA INTERNATIONAL GP INC.,
an Ontario corporation

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Chief Financial Officer

CELESTIA (USA) INC.,
a Delaware corporation

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: President

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U.S. GUARANTORS: CELESTIA INC.,
a Delaware corporation

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: President

CELESTIA INC.,
a Delaware corporation

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Executive Vice President

CELESTIA OREGON LLC,
a Delaware corporation

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Executive Vice President

CELESTIA PRECISION MACHINING LTD.,
a California corporation

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Executive Vice President

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ABELCONN HOLDINGS, LLC,
a Delaware limited liability company

By: /s/ Christopher Milano
Name: Christopher Milano
Title: President and Chief Executive Officer

ABELCONN, LLC,
a Delaware limited liability company

By: /s/ Christopher Milano
Name: Christopher Milano
Title: President and Chief Executive Officer

ATRENNE COMPUTING SOLUTIONS, INC.,
a Delaware limited liability company
By: /s/ Chris A. Boutilier
Name: Chris A. Boutilier
Title: President and Chief Executive Officer

ATRENNE INTEGRATED SOLUTIONS, INC.,
a Delaware corporation
By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Treasurer

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EXT HOLDING, LLC,
a Delaware limited liability company

By: /s/ Chris A. Boutilier
Name: Chris A. Boutilier
Title: President and Chief Executive Officer

SUN SURFACE TECHNOLOGY,
a California corporation

By: /s/ Greg Marvell
Name: Greg Marvell
Title: President

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NON-U.S. GUARANTORS: CELESTIA INC.,
an Ontario corporation

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Executive Vice President & Chief Financial Officer

CELESTIA INTERNATIONAL LP,
an Ontario limited partnership, by its general partner,
CELESTIA INTERNATIONAL GP INC.,
an Ontario corporation

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Chief Financial Officer

1282088 ONTARIO INC.,
an Ontario corporation

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Chief Financial Officer & Corporate Treasurer

1287347 ONTARIO INC.,
an Ontario corporation

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Chief Financial Officer & Corporate Treasurer

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2480333 ONTARIO INC.,
an Ontario corporation

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Chief Financial Officer & Corporate Treasurer

3265598 NOVA SCOTIA COMPANY,
a Nova Scotia unlimited company

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Chief Financial Officer & Corporate Treasurer

CELESTIA INTERNATIONAL GP INC.,
an Ontario corporation

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Chief Financial Officer

CELESTIA INTERNATIONAL INC.,
an Ontario corporation

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Executive Vice-President, Financial & Chief                              Financial Officer

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1204362 ONTARIO INC.,
an Ontario corporation

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Chief Financial Officer & Corporate Treasurer

2281302 ONTARIO INC.,
an Ontario corporation

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Chief Financial Officer & Corporate Treasurer

MSL SPV SPAIN, INC.,
a Delaware corporation

By: /s/ Robert Ellis
Name: Robert Ellis
Title: Vice President & Secretary

EXTRUSION TECHNOLOGY PRC HOLDINGS, LLC,
a Delaware limited liability company

By: /s/ Mark Raymond Cosenza
Name: Mark Raymond Cosenza
Title: Secretary

CELESTIA CAYMAN HOLDINGS 1 LIMITED,
a Cayman Islands corporation

By: /s/ Charles Poon
Name: Charles Poon
Title: Director

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CELESTIA CAYMAN HOLDINGS 2 LIMITED,
a Cayman Islands corporation

By: /s/ Charles Poon
Name: Charles Poon
Title: Director

CELESTIA CAYMAN HOLDINGS 9 LIMITED,
a Cayman Islands corporation

By: /s/ Charles Poon
Name: Charles Poon
Title: Director

CELESTIA LIMITED,
a company incorporated in England and Wales

By: /s/ Ioana Mariana Balint
Name: Ioana Mariana Balint
Title: Director

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ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Anthony W. Kell
Name: Anthony W. Kell
Title: Vice President